UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024

Advent Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5637 La Ribera St.

Suite A

Livermore, CA 94550

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 455-9400

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADN	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $345.00	ADNWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Resignation of Independent Registered Public Accounting Firm.

On September 17, 2024, the Audit Committee of the Board of Directors (the “Audit Committee”) of Advent Technologies Holdings, Inc. (the “Company”) dismissed Ernst & Young (Hellas) Certified Auditors Accountants S.A. (“EY”) as the Company’s independent registered public accounting firm.

EY has served as the Company’s independent registered public account firm since February 9, 2021, and also served as the independent registered public accounting firm of the Company’s subsidiary, Advent Technologies Inc. (the “Prior Company”) prior to the Prior Company’s business combination with the Company pursuant to that certain Agreement and Plan of Merger dated as of October 12, 2020, as amended (the “Business Combination”).

EY’s audit reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, provided that EY's audit report as of and for the year ended December 31, 2023 contained an expanatory paragraph regarding the Company's ability to continue as a going concern.

During the fiscal year ended December 31, 2023 and the subsequent interim period through September 17, 2024: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the disclosure of the material weakness in the Company’s internal control over financial reporting as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The Company provided EY with a copy of this report prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that EY furnish the Company with a letter addressed to the SEC stating whether EY agrees with the statements made by the Company in this report and, if not, stating the respects, if any, in which EY does not agree with such statements. A copy of the letter from EY will be filed in an amendment to this Current Report on Form 8-K once received.

(b)	Engagement of New Independent Registered Public Accounting Firm.

On September 20, 2024, the Audit Committee appointed M&K CPAS, PLLC (“M&K”) as its new independent registered public accounting firm. The Company has authorized EY to respond fully to the inquiries of the successor independent registered accounting firm.

During the two most recent fiscal years and the subsequent interim period through September 20, 2024, the Company did not consult with M&K with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01	Other Events.

On September 16, 2024, Advent Technologies SA (“ATSA”), a subsidiary of the Company, received a letter from the Greek Ministry of Finance (the “Letter”) indicating that the Company is no longer eligible to receive funding under the previously awarded grant with respect to the Important Projects of Common European Interest (“IPCEI”) proposed project, Green HiPo, due to the Company’s current financial condition. ATSA has filed an appeal as permitted by the Letter.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2024	Advent Technologies Holdings, Inc.

	By:	/s/ Vassilios Gregoriou
	Name:	Vassilios Gregoriou
	Title:	Chairman and Chief Executive Officer

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